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                       EXHIBIT 1 - SELLING AGENT AGREEMENT


                                 $1,000,000,000

                   International Business Machines Corporation

                                    IBM Notes

                             SELLING AGENT AGREEMENT

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June 28, 2002


ABN AMRO Financial Services, Inc.
327 Plaza Real
Suite 225
Boca Raton, FL33432

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, MO 63103

Edward Jones & Co., L.P.
12555 Manchester
Des Peres, MO 63131

Fidelity Capital Markets, a division of National Financial Services LLC World Trade Center
200 Seaport Ave, Z2H
Boston, MA 02210

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
Attn MTN Product Management
New York, NY 10281-1307

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Prudential Securities
One New York Plaza
15th Floor
New York, NY 10292-2015

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, CA 94101


UBS PaineWebber Inc.
800 Harbor Blvd.

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Attn Taxable Dept-Corporate Desk
Weehawken, NJ 07087

Ladies and Gentlemen:

     1. INTRODUCTION. International Business Machines Corporation, a New York corporation (the "Issuer"), confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale from time to time by the Issuer on or after the date hereof of up to $1,000,000,000 in aggregate initial offering price of its Medium-Term Debt Securities (or for Medium-Term Debt Securities denominated in currencies or currency units other than U.S. dollars, the equivalent thereof based on the prevailing exchange rates at the respective times such Medium-Term Securities are first offered) (the "Securities") issued under Article Three of the Indenture dated as of October 1, 1993, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as trustee (the "Trustee"). The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

     2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Agent as follows:

        (a) Registration statements of the Issuer (Nos. 333-37034, 333-70521), relating to securities of the Issuer (collectively the "Registered Securities"), including the Securities, have been filed with the Securities and Exchange Commission (the "Commission") and have become effective (such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), including all exhibits and schedules, if any, thereto and all material incorporated by reference therein, being hereinafter collectively referred to as the "Registration Statement," the prospectus dated June 20, 2000, which is included in Registration Statement No. 333-37034 and the Prospectus Supplement dated June 28, 2002, a form of which has been delivered to you, as supplemented as of the Closing Date, including all material incorporated by reference therein, being hereinafter referred to as the "Prospectus"). Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

        (b) On the effective date of each registration statement included in the definition of Registration Statement, such registration statement conformed, and on the Closing Date, the Prospectus as then amended or supplemented will conform, in all material respects to the requirements of the Securities Act of 1933

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(the "Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the Trust
Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and on its effective date each registration statement did not, and such Prospectus will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

     3. APPOINTMENT AS AGENT; SOLICITATION AS AGENT. (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. Nothing contained in this Agreement shall be construed to prevent the Issuer from selling at any time to any person any other series of debt securities, directly or in continuous offerings on its own behalf, in a firm commitment underwriting pursuant to an underwriting agreement. Each Agent agrees to use its reasonable efforts to solicit purchases of the Securities on the terms and subject to the conditions set forth herein and in the Procedures (as defined below). Nothing contained in this Agreement obligates Issuer to sell any Securities or the Agents to buy the Securities at any time unless an order for such Securities has been accepted.

        (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, the Agents shall suspend solicitation of offers to purchase the Securities until such time as the Issuer shall have furnished them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised the Agents that such solicitation may be resumed. The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase the Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. During any such suspension, the Issuer's obligations under Sections 6(a), 6(b), 6(c) and 6(d) shall be suspended, except with respect to Securities held by an Agent for resale during the first 180 days after the Agent's purchase thereof and identified in a notice from the Agent to the Issuer as being held by such Agent for resale during such period. Unless otherwise mutually agreed upon between the Issuer and the Agent soliciting such offer, the Agents are authorized to solicit offers to purchase Securities only in fully registered form in denominations of $1,000 or any multiple thereof. The authorized denominations of Securities not denominated in U.S. dollars will be

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determined by the Issuer at the time of sale. ABN AMRO Financial Services, Inc.
(the "Purchasing Agent") shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase the Securities received by it as Agent. You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Securities without the consent of the Issuer; PROVIDED, HOWEVER, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Issuer. The Purchasing Agent will, however, on a periodic basis, provide the Issuer with a listing of those brokers or dealers so engaged. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase the Securities received by it, in whole or in part, unless such an offer has been accepted by such Agent, and any such rejection shall not be deemed a breach of its agreement contained herein. No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Issuer until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

        (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay the Purchasing Agent a commission in accordance with the schedule set forth in Exhibit A hereto, unless otherwise agreed. Notwithstanding the foregoing, for Securities that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the date that such Security matures (a "Zero-Coupon Note"), the Issuer agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Zero-Coupon Notes, a commission in the form of a discount equal to the percentages of the initial offering price of each Zero-Coupon Note sold not in excess of the commission set forth in Exhibit A hereto. The Purchasing Agent and the other Agents will share the commission in such proportions as they may agree.

        (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

        (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Issuer in Armonk, New York, or counsel for the Issuer in New York City, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such other place, and at such later time and date as

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may be mutually agreed by the Issuer and the Purchasing Agent, such time and date being herein called the "Closing Date."

        (f) Unless otherwise authorized by the Issuer, all Securities shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Zero-Coupon Notes. Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Securities, equal to (i) the net proceeds to the Issuer on the sale of such Securities, plus (ii) any commission paid to the Agents, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B) member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

     4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Agents that, in connection with each offering of Securities, (a) The Issuer will advise Purchasing Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than an amendment or supplement
(i) providing solely for a change in the terms of the Securities, (ii) by means of the filing of materials incorporated by reference in the Prospectus, (iii) relating to an offering by the Issuer of Registered Securities other than the Securities or (iv) that is a pricing amendment or supplement relating to Securities the purchase of which was not solicited by any Agent) and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuer will also advise Purchasing Agent of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

        (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations (other than as contemplated in the parenthetical clause of Section 4(a) hereof), the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide so to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time of any notification

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to suspend solicitations, any Agent shall own any of the Securities with the intention of reselling them as contemplated by Section 11 hereof, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

        (c) The Issuer, during the period when a prospectus relating to the Securities is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Issuer will promptly furnish each Agent with copies of all material press releases or announcements to the general public which are not filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and are not otherwise available on the IBM home page on the Internet, at "http://www.ibm.com." The Issuer will also immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer, any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer, or any review of the current rating of the Securities or other debt securities of the Issuer, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Issuer learns of such downgrading or proposal to downgrade.

        (d) The Issuer will furnish to each Agent copies of the Prospectus and all amendments and supplements thereto, and all amendments to the Registration Statement after the date hereof (other than an amendment or supplement (i) relating to an offering by the Issuer of Registered Securities other than the Securities or (ii) that solely specifies the terms of the Securities the purchase of which was not solicited by any Agent), in each case as soon as available and in such quantities as are reasonably requested.

        (e) The Issuer, after consultation with the Purchasing Agent, will arrange for the qualification of the Securities for sale and the termination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Securities.

        (f) So long as any Securities are outstanding, if so requested by the Purchasing Agent, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer, if any, filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Purchasing Agent may reasonably request.

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        (g) Unless otherwise agreed, the Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements, to each Agent and for the reasonable fees and disbursements of counsel to the Agents.

        (h) (i) If the Issuer and the Purchasing Agent mutually agree to list Securities on an exchange, the Issuer will use its reasonable efforts, in cooperation with the Agents, to cause such Securities to be accepted for listing on any such exchange, in each case as the Issuer and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Securities on an exchange, the Issuer shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing. (ii) So long as any Security remains outstanding and listed on an exchange, if the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Prospectus the inclusion of which was required by the listing rules and regulations of such exchange on which any Securities are listed (the "LISTING RULES") or by such exchange, the Issuer agrees to provide to the Purchasing Agent information about the change or matter and to amend or supplement the Prospectus in order to comply with the Listing Rules or as otherwise requested by that exchange. (iii) The Issuer further agrees to use reasonable efforts to comply with any undertakings given by it from time to time to any exchange on which any Securities are listed.

            (i) To notify the Purchasing Agent promptly in writing in the event that the Issuer does not have a security listed on the New York Stock Exchange.

     5. CONDITIONS OF OBLIGATIONS. The obligation of each Agent, whether acting as agent of the Issuer or as principal under this Agreement, at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on the Closing Date, on the date of each such solicitation, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each Representation Date (as defined in Section 6(b)), of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers in any certificates made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer

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of its obligations hereunder, and to each of the following additional conditions precedent:

        (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

        (b) The Prospectus, as amended or supplemented as of the Closing Date, the date of such solicitation or any Representation Date, shall not contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) There shall not have occurred between each trade and settlement date
(i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such Agent, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Issuer's debt securities or public announcement that such debt securities are under surveillance or review, with possible negative implications, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States, or with respect to any Security, any currency of a country in which that Security is denominated, is involved, any declaration of war by Congress, any material adverse change in financial markets, or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, material adverse change, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Securities, or (vi) action by any governmental authority or any material change, or any development involving a prospective material change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the judgment of the any Agent to proceed with the public offering of the Securities or enforce contracts for the sale of such Securities.

        (d) At the Closing Date, the Agents shall have received:

                  (i) the opinion of the General Counsel of the Issuer (or any
            Assistant General Counsel, Associate General Counsel, or other internal Counsel of or representing the Issuer having knowledge of and competence in securities or other financial matters; the "Issuer

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            Counsel"), or, at the election of the Issuer, the opinion of
            Cravath, Swaine & Moore, outside counsel for the Issuer, dated the Closing Date, to the effect that:

                        (A) the Issuer (x) has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualification wherein it owns or leases material properties or conducts material business where such failure so to qualify may have a material adverse effect on the financial condition, earnings, business or properties of the Issuer;

                        (B) to the knowledge of opining counsel, there is no
                  pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus describing the terms of the Securities and the provisions of the Indenture fairly summarize the matters therein described;

                        (C) none of the issue and sale of the Securities, the
                  consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under,
                  (x) the charter or by-laws of the Issuer; (y) the terms of any indenture or other agreement or instrument known to such counsel and to which the Issuer or any of its subsidiaries is a party or bound, or (z) any order or regulation known to such counsel to be applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries;

                        (D) the authorized Securities conform in all material
                  respects to the description thereof contained in the Prospectus;

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                        (E) the Indenture has been duly authorized, executed and
                  delivered by the Issuer, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized by resolutions of the Board of Directors of the Issuer for issuance for a period beginning on the effective date of the Registration Statement and ending upon sale of all Securities authorized thereunder (the "Period"), subject to the establishment of certain terms of the Securities by officers of the Issuer authorized by such resolutions to establish such terms, and, when the terms of any such Security have been established as provided in such resolutions and in the Indenture and such has been executed and authenticated during such period in accordance with the provisions of the Indenture and delivered to and paid for by the purchaser thereof in accordance with the terms of this Agreement, each such Security, assuming it does not violate any applicable law then binding on the Issuer, will constitute a valid and binding obligation of the Issuer entitled to the benefits of the Indenture;

                        (F) the Registration Statement and any amendments
                  thereto have become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and no proceedings for that purpose have been instituted or threatened;

                        (G) this Agreement has been duly authorized, executed
                  and delivered by the Issuer; and

                        (H) no consent, approval, authorization or order of any
                  United States Federal or New York governmental agency or regulatory body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issue and sale of the Securities and such other approvals (specified in such opinion) as have been obtained.

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                  (ii)  such opining counsel shall also furnish a letter, dated the Closing Date, that shall state that such counsel has no reason to believe that: (A) the Registration Statement or any amendment thereof at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, except for the financial statements and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1), included as an exhibit to the Registration Statement, as to which such counsel need express no view); and (B) the Registration Statement and the Prospectus as amended or supplemented (except the financial statements and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1), included as an exhibit to the Registration Statement, as to which such counsel need express no view), were not appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations thereunder.

        (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the President or any Vice President, and by the Treasurer, Controller, or Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and
(iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (f) At the Closing Date, the Agents shall have received a letter, dated such date, of Pricewaterhouse Coopers LLP ("PWC"), confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the respective applicable published Rules and Regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct

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insofar as it relates to them and stating in effect that: (i) in their opinion, the audited financial statements and schedules thereto included or incorporated in the Registration Statement and Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published Rules and Regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act; (ii) on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement and Prospectus and of the latest unaudited financial statements made available by the Issuer and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the Board of Directors of the Issuer and the Pricing Committee appointed by the Board of Directors of the Issuer, if any; and inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters as to transactions and events subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

     (A) any unaudited financial statements included or incorporated in the Registration Statement and Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and Prospectus; or

     (B) any unaudited capsule information included or incorporated in the Registration Statement and Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and Prospectus; and (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer) set forth in the Registration Statement and the Prospectus, including the information included or incorporated in Items 1 and 7 of the Issuer's Annual Report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and

     Results of Operations" included or incorporated in any of the Issuer's Quarterly Reports on Form 10-Q incorporated therein, agrees with the accounting records of the Issuer and its subsidiaries, excluding any questions of legal interpretation.

     References to the Registration Statement and the Prospectus in this subsection (f) are to such documents as amended and supplemented at the date of the letter.

     (g) The Agents shall have received from Davis Polk & Wardwell, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

     The obligation of each Agent, as agent of the Issuer, under this Agreement to solicit offers to purchase Securities at any time after the end of the Period is also subject to the delivery to the Agents before that date and thereafter, periodically as appropriate, of an opinion from either Issuer Counsel or Cravath, Swaine & Moore, to the effect of subparagraph (d)(i)(E) above with respect to the Securities to be issued during the period set forth therein (which shall include the period of contemplated solicitation) and such other documents and certificates (including an opinion of Davis Polk & Wardwell to the effect of subparagraph (g) above) as the Agents may reasonably request before that date and the Issuer shall have furnished to Davis Polk & Wardwell such documents as they may reasonably request before that date for the purpose of enabling them to render such opinion.

     The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

     6. ADDITIONAL COVENANTS OF THE ISSUER. The Issuer agrees that (a) Each acceptance by the Issuer of an offer for the purchase of Securities (whether through the Purchasing Agent as agent or to the Purchasing Agent as principal) and each delivery of Securities (whether through an Agent as agent or to one or more Agents as principal) shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

     (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement (i) that relates to an offering by the Issuer of Registered Securities other than the Securities or (ii) that solely specifies the terms of the Securities) (each such time being herein referred to as a "Representation Date"), the Issuer shall, concurrently with such amendment or supplement, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President, and by the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of Section 5(e) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of
Section 5(e), to the time of delivery of such certificate; provided, however, that the Issuer shall deliver such certificate with respect to a Representation Date arising from the incorporation by reference into the Prospectus of a current report on Form 8-K or a quarterly report on Form 10-Q only upon the reasonable request of the Agents.

     (c) At each Representation Date, the Issuer shall, if reasonably requested by the Purchasing Agent, concurrently furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of Issuer Counsel or Cravath, Swaine & Moore, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date; provided, however, that in lieu of such opinion or opinions, counsel may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this
Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

     (d) At each Representation Date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information as a result of filing of the Issuer's Annual Report on Form 10-K, or upon the reasonable request of the Purchasing Agent, the Issuer shall cause PWC concurrently to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PWC may limit the scope of such letter to the audited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be agreed upon by the Agents.

     (e) The Issuer agrees that any obligation of a person who has agreed to purchase Securities as the result of solicitation by any Agent pursuant hereto to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under
Section 5(b) or (c) on behalf of any such person.

     (f) The Issuer agrees to make generally available to its security holders "earning statements" satisfying the provisions of Section 11(a) of the Securities

Act of 1933 and Rule 158 thereunder, which requirement is deemed satisfied under such Rule through the Issuer's timely filing of periodic reports under Section 13 or 15(d) of the Exchange Act of 1934.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuer agrees to indemnify and hold harmless each Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, liabilities, or expenses, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Securities as originally filed or in any amendment thereto, or in any preliminary prospectus or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Agent specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) through which the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as so amended or supplemented),excluding documents incorporated therein by reference, at or prior to the earlier of the confirmation of the sale of such Securities or the delivery of the Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented prior to the confirmation of the sale of such Securities to such person). This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

     (b) Each Agent agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signed the Registration Statement or any amendment thereto, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to such Agent, but only with reference to written information relating to such Agent furnished to the Issuer by such Agent specifically for use in the Registration Statement and Prospectus referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Issuer on grounds of policy or otherwise, the Issuer and each Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer and such Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the sum of aggregate commissions received by such Agent pursuant to Section 3(c) hereof in connection with the sale of the Securities to which such loss, claim, damage or liability relates bears to the aggregate principal amount of such Securities, and the Issuer is responsible for the balance; provided, however, that (y) in no case shall any Agent be responsible for any amount in excess of the commissions received by it for such Securities to which such loss, claim, damage or liability relates, and (z) no person found liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was found not liable for such fraudulent misrepresentation. For purposes of this
Section 7, each person who controls any Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Agent, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement or any amendment thereto, and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this paragraph (d).

     8. STATUS OF EACH AGENT. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11 hereof), each Agent is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser who has agreed to purchase Securities as a result of solicitation by any Agent pursuant hereto, and whose offer the Issuer has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damages arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, covenants, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any

Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the obligations of the Issuer under Section 4(f) and Section 6(f) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them as contemplated by Section 11 hereof or (ii) after the Issuer has accepted an offer to purchase Securities solicited by any Agent pursuant hereto and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(d), 4(e) and Section 6 and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

          10. TERMINATION. This Agreement may be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Issuer but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto shall not yet have occurred, the Issuer shall have the obligations provided herein with respect to such Security or Securities.

     Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Securities to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Securities that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Issuer, at any time prior to the Settlement Date relating thereto, if there shall have occurred any of the circumstances as described in sections 5(c)(i) through 5(c)(vi) above.

          11. PURCHASE AS PRINCIPAL. Each sale of Securities to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Issuer) is herein referred to as a "Terms Agreement".

A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Purchasing Agent. The Purchasing Agent's agreement to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Issuer herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Securities for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Securities to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Securities to be purchased, the interest rate or formula and maturity date or dates of such Securities, the interest payment dates, if any, the price to be paid to the Issuer for such Securities, the initial public offering price at which the Securities are proposed to be reoffered, and the time and place of delivery of and payment for such Securities (the "Settlement Date"), whether the Securities provide for a survivor's option or for optional redemption by the Issuer and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Issuer.

     In connection with the resale of the Securities purchased, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Issuer in excess of the designated reallowance portion; PROVIDED, HOWEVER, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Issuer. The Purchasing Agent will however, on a periodic basis, provide the Issuer with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Securities for which an order from a client has not been received.

     Each purchase of Securities by the Purchasing Agent from the Issuer shall be at a discount from the principal amount of each such Security on the date of issue not in excess of the applicable commission set forth in Exhibit A hereto. Notwithstanding the foregoing, for Zero-Coupon Notes, each purchase of Zero-Coupon Notes by the Purchasing Agent from the Issuer shall be at a discount from the initial offering price of each such Security on the date of issue not in excess of the applicable commission set forth in Exhibit A hereto.

     12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Except as otherwise provided in the Procedures:

To the Issuer:

Notices to International Business Machines Corporation shall be directed to it in care of the Assistant Treasurer, Operations, New Orchard Road, Armonk, New York 10504, Attention: Assistant Treasurer (Fax: 914-499-2883),

with a copy to:

Corporate Legal Department, New Orchard Road, Mail Stop 329, Armonk, New York 10504, Attention: Securities Counsel-IBM Corporation (Fax: 914-499-6445).

To the Purchasing Agent on behalf of the Agents:

Notices to ABN AMRO Financial Services, Inc. shall be directed to it at ABN AMRO Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, FL 33432,
Attention: Compliance Officer (Fax:561-361-1248).

     In the case of any party hereto, alternatively notice may be directed to such other address or person as such party shall specify to each other party by a notice given in accordance given in accordance with the provisions of this
Section 12. Any such notice shall take effect at the time of receipt.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in
Section 6(e), any person who has agreed to purchase Securities from the Issuer as the result of solicitation by any Agent pursuant hereto, and no other person will have any right or obligation hereunder.

     14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     15. ENTIRE AGREEMENT. This Agreement incorporates the entire agreement between the parties hereto with respect to the transactions contemplated herein. All prior negotiations and agreements between the parties are merged in, and superseded by, this Agreement and there are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,
INTERNATIONAL BUSINESS MACHINES CORPORATION


/s/ Cassio A. Calil
---------------------------
By: Cassio A. Calil
 Title: Assistant Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

ABN AMRO FINANCIAL SERVICES, INC.


/s/ Douglas H. Bretz
---------------------------
By: Douglas H. Bretz
Title: Group Vice President


A.G. EDWARDS & SONS, INC.


/s/ John F. Fechter
---------------------------
By: John F. Fechter
Title: Vice President


EDWARD JONES & CO., L.P.


/s/ Phil Schwab
---------------------------
By: Phil Schwab
Title: General Principal


FIDELITY CAPITAL MARKETS, A DIVISION OF NATIONAL FINANCIAL SERVICES LLC


/s/ Andrew Fay
---------------------------
By: Andrew Fay
Title: Vice President


MERRILL LYNCH, PIERCE, FENNER & Smith Incorporated


/s/ Scott G. Primrose
---------------------------
By: Scott G. Primrose
Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED


/s/ Harold J. Hendershot III
---------------------------------
By: Harold J. Hendershot III
Title: Executive Director


PRUDENTIAL SECURITIES


/s/ Frederick John Tate, Jr.
---------------------------------
By: Frederick John Tate, Jr.
Title: Managing Director


SALOMON SMITH BARNEY INC.


/s/ Martha D. Bailey
---------------------------------
By: Martha D. Bailey
Title: Senior Vice President


CHARLES SCHWAB & CO., INC.


/s/ Mark Mesinger
---------------------------------
By: Mark Mesinger
Title: Vice President, Fixed Income Trading


UBS PAINEWEBBER INC.

/s/ James Leblanc
---------------------------------
By: James Leblanc
Title: Senior Vice President

                                    EXHIBIT A

                   International Business Machine Corporation

                                    IBM Notes

                              DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

12 months to less than 23 months................. 0.200%
23 months to less than 35 months................. 0.400%
35 months to less than 47 months................. 0.625%
47 months to less than 59 months................. 0.750%
59 months to less than 71 months................. 1.000%
71 months to less than 83 months................. 1.100%
83 months to less than 95 months................. 1.200%
95 months to less than 107 months................ 1.300%
107 months to less than 119 months............... 1.400%
119 months to less than 131 months............... 1.500%
131 months to less than 143 months............... 1.600%
143 months to less than 179 months............... 1.750%
179 months to less than 239 months..............  2.000%
239 months to 360 months......................... 2.500%

                                    EXHIBIT B

                   International Business Machines Corporation

                                 (the "ISSUER")
                                 $1,000,000,000

                                    IBM Notes

              WITH MATURITIES OF 1 YEAR OR MORE FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES

     IBM Notes with maturities of 1 year or more from date of issue (the "NOTES") are offered on a continuing basis by the Issuer. The Notes will be offered by ABN AMRO Financial Services, Inc. (the "PURCHASING AGENT") and A.G. Edwards & Sons, Inc., Edward Jones & Co., L.P., Fidelity Capital Markets, a division of National Finacial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities, Salomon Smith Barney Inc., Charles Schwab & Co., Inc. and UBS PaineWebber Inc. (collectively, the "AGENTS") pursuant to a Selling Agent Agreement among the Issuer and the Agents dated as of the date hereof (the "SELLING AGENT AGREEMENT") and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a "TERMS AGREEMENT"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the "SELLING GROUP") for distribution to their customers pursuant to a Master Selected Dealers Agreement (a "DEALERS AGREEMENT") attached hereto as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes will be senior debt and have been registered with the Securities and Exchange Commission (the "COMMISSION"). JPMorgan Chase Bank is trustee (the "TRUSTEE") under an Indenture, dated as of October 1, 1993, as supplemented by a First Supplemental Indenture dated as of December 15, 1995 as further amended or supplemented from time to time, between the Issuer and the Trustee (the "INDENTURE") covering the Notes. Pursuant to the terms of the Indenture, the trustee also will serve as authenticating agent, issuing agent and paying agent.

     Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a "GLOBAL NOTE") (in Master Note Format) held by the Trustee, as agent for the Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

     Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Issuer by competent individuals in its Treasury Operations Group; accountable document control and record-keeping responsibilities will similarly be performed by the Treasury Operations Group. The Issuer will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

     Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the "PROSPECTUS"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or the Indenture.

                       ADMINISTRATIVE PROCEDURES FOR NOTES

     In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Issuer and the Trustee to DTC, dated June 28, 2002, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "CERTIFICATE AGREEMENT"), dated December 2, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then applicable procedures and upon agreement by the Issuer, the Trustee and the Purchasing Agent.

Maturities:         Each Note will mature on a date (the "MATURITY DATE") not
                    less than one year after the date of delivery by the Issuer of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Issuer. "MATURITY" when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:           All Notes will be represented initially by a single Global
                    Note (in the Form of a Master Note). Each Note will be dated and issued as of the date of its authentication by the Trustee.

                    Each Note will bear an original issue date (the "ORIGINAL ISSUE DATE"). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification      The Issuer has received from the CUSIP Service Bureau (the
 Numbers:           "CUSIP SERVICE BUREAU") of Standard & Poor's Corporation
                    ("STANDARD & POOR'S") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Issuer will provide DTC and the Trustee with a list of such CUSIP numbers. The Issuer will assign
                    CUSIP numbers as described below under Settlement Procedure
                    "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuer has assigned to Global
                    Notes. The Issuer will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:       Unless otherwise specified by DTC, Global Notes will be
                    issued only in fully registered form without coupons. Each
                    Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "PARTICIPANTS") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:          Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants
                    (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Denominations:      Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in
                    principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face
                    amount in excess of $500,000,000 would, but for the
                    preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each
                    $500,000,000
                    principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:        Unless otherwise specified in an applicable Pricing
                    Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:           Each Note will bear interest at a fixed rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity.
                    Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

                    Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's.

                    Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon
                    Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Issuer prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                    Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Issuer will agree to pay on newly-issued Notes are subject to change without notice by the Issuer from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Issuer.

                    Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day if not a Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day if not a Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day if not a Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day if not a Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

                    Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation         Unless otherwise specified in the applicable Pricing
 of Interest:       Supplement, interest on the Notes (including interest for
                    partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2002 to April 1, 2003 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2002 to April 1, 2003 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:       "Business Day" means, unless otherwise specified in the
                    applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of         PAYMENTS OF PRINCIPAL AND INTEREST. Promptly after each
 Principal and      Regular Record Date, the Trustee will deliver to the Issuer
 Interest:          and DTC a written notice specifying by CUSIP number the
                    amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                    Poor's. On such Interest Payment Date, the Issuer will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment
                    Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                    PAYMENTS ON THE MATURITY DATE. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("MATURITY") in the following month. The Trustee, the Issuer and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Issuer will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Issuer.

                    MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in immediately available funds on such date. The Issuer will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Issuer with JPMorgan Chase Bank, by wire transfer to DTC or as otherwise agreed with the Trustee. The Issuer will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                    WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate  The Issuer and the Agents will discuss, from time to time,
 Setting and        the aggregate principal amounts of, the Maturities, the
 Posting:           Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Issuer decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "POSTING"), or if the Issuer decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

                    The Issuer will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:  In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes   The Purchasing Agent will, no later than 4:00 p.m. (New York by the Purchasing  City time) on the sixth day subsequent to the day on which
 Agent:             such Posting occurs, or if such sixth day is not a Business
                    Day, on the preceding Business Day, or on such other
                    Business Day and time as shall be mutually agreed upon by the Issuer and the Agents (any such day, a "TRADE DAY"), (i) complete, execute and deliver to the Issuer a Terms
                    Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Issuer that none of the Notes of a particular tranche will be purchased by the Purchasing
                    Agent.

Acceptance and      Unless otherwise agreed by the Issuer and the Agents, the
 Rejection of       Issuer has the sole right to accept orders to purchase Notes
 Orders:            and may reject any such order in whole or in part. Unless
                    otherwise instructed by the Issuer, the Purchasing Agent will promptly advise the Issuer by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

                    Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Issuer will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Issuer.

Preparation of      If any offer to purchase a Note is accepted by or on behalf
 Pricing            of the Issuer, the Issuer will provide a Pricing Supplement
 Supplement:        (substantially in the form attached to the Selling Agent
                    Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent, by no later than 11:00 a.m. on the second Business Day immediately following the Trade Day, and one copy to the Trustee. The Purchasing Agent will cause a Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master
                    Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                    In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of         Subject to "Suspension of Solicitation; Amendment or
 Confirmation and   Supplement" below, the Agents will deliver a Prospectus
 Prospectus to      (including the Pricing Supplement) as herein described with
 Purchaser by       respect to each Note sold by it.
 Purchasing Agent:

                    For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Issuer, the Purchasing Agent will issue a confirmation to the purchaser, with a copy to the Issuer, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:         The receipt of immediately available funds by the Issuer in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute
                    "SETTLEMENT" with respect to such Note. All orders accepted by the Issuer will be settled within one to three Business
                    Days pursuant to the timetable for Settlement set forth below, unless the Issuer and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; PROVIDED, HOWEVER, that in all cases the Issuer will notify the Trustee on the date issuance instructions are given.

Settlement          In the event of a purchase of Notes by any Agent, as
 Procedures:        principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable
                    Terms Agreement to be entered into between such Agent and the Issuer pursuant to the Selling Agent Agreement.
                    Settlement Procedures with regard to each Note sold by an Agent, as agent for the Issuer, shall be as follows:

                    A. After the acceptance of an offer by the Issuer with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "NOTE SALE INFORMATION") to the Issuer by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                      1.  Principal amount of the purchase;

                      2.  Interest Rate;

                      3.  Interest Payment Dates;

                      4.  Settlement Date;

                      5.  Maturity Date;

                      6.  Purchase Price;

                      7. Purchasing Agent's commission determined pursuant to the Selling Agent Agreement;

                      8.  Net proceeds to the Issuer;

                      9.  Trade Date;

                      10. If a Note is redeemable by the Issuer, such of the
                          following as are applicable:

                        i. The date on and after which such Note may be redeemed
                           (the "REDEMPTION COMMENCEMENT DATE"),

                       ii. Initial redemption price (% of par), and

                      iii. Amount (% of par) that the initial redemption price
                           shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

                      11. Whether the Note has the Survivor's Option;

                      12. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

                      13. DTC Participant Number of the institution through
                          which the customer will hold the beneficial interest in the Global Note; and

                      14. Such other terms as are necessary to complete the
                          applicable form of Note.

                    B. The Issuer will advise the Trustee by telephone (confirmed in writing and signed by an authorized person at any time on the same date) or by facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure "A" above and the name of the Purchasing Agent. The Issuer will assign a CUSIP number to the Global Security representing such Note. The Issuer will notify the Trustee and the Purchasing Agent of such CUSIP number by telephone as soon as practicable.

                    C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                      1. The information received in accordance with Settlement Procedure "A".

                      2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

                      3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record
                          Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                      4. The CUSIP number of the Global Note representing such Notes.

                      5.  The frequency of interest.

                      6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

                    D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                    E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Issuer, the Agents and the Trustee.

                    F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                    G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                          (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing

                          Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                    H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such
                          Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                    I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                    J. The Trustee will credit to an account of the Issuer maintained at JPMorgan Chase, New York, NY funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                    K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Issuer, or make such other arrangements as the Issuer and the Trustee agree.

                    L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

                    M. Upon request by the Issuer, the Trustee will send to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Issuer has advised the Trustee but which have not yet been settled.

Settlement          In the event of a purchase of Notes by the Purchasing Agent,
 Procedures         as principal, appropriate Settlement details, if different from those set forth

Timetable:          below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Issuer pursuant to the Selling Agent Agreement.

                    For orders of Notes solicited by an Agent, as agent, and accepted by the Issuer, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:         PROCEDURE      TIME

                    A              4:00 p.m. on the Trade Day.
                    B              5:00 p.m. on the Trade Day.
                    C              2:00 p.m. on the Business Day before the
                                   Settlement Date.
                    D              10:00 a.m. on the Settlement Date.
                    E              12:00 p.m. on the Settlement Date.
                    F              12:30 p.m. on the Settlement Date.
                    G-H            2:00 p.m. on the Settlement Date.
                    I              4:45 p.m. on the Settlement Date.
                    J-L            5:00 p.m. on the Settlement Date
                    M              At the request of the Issuer.

                    NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                    If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:  If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; PROVIDED, THAT, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any
                    Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Issuer will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate  Each time a decision has been reached to change rates, the
 Changes: Issuer will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Issuer with recommendations as to the changed interest rates.

Suspension of       Subject to the Issuer's representations, warranties and
 Solicitation;      covenants contained in the Selling Agent Agreement, the
 Amendment or       Issuer may instruct the Agents to suspend at any time for
 Supplement:        any period of time or permanently, the solicitation of
                    orders to purchase Notes. Upon receipt of such instructions
                    (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Issuer has advised it that solicitation of offers to purchase may be resumed.

                    In the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Issuer will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                    If the Issuer decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Issuer may file with the Commission any supplement to the Prospectus relating to the Notes. The Issuer will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Nothing herein shall be deemed to require the Trustee to
 Funds: risk or expend its own funds in connection with any payment to the Issuer, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Issuer or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:  The Issuer shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Issuer.

                                    EXHIBIT C

                   International Business Machines Corporation
                                    IBM Notes
                                 TERMS AGREEMENT


                                                              ____________, 200_

International Business Machines Corporation

____________

____________

The undersigned agrees to purchase the following aggregate principal amount of
Notes:

$______________

The terms of such Notes shall be as follows:

CUSIP Number:_____________________
Interest Rate:________________%
Maturity Date:____________________
Price to Public:__________________
Agent's Concession:____________%
Settlement Date, Time and Place:_____________________________
Survivor's Option:_________________________________
Interest Payment Dates:___________________
Optional Redemption, if any:______________
               Initial Redemption Date:______________
               Redemption Price: Initially % of Principal Amount and declining _______% of the
               Principal Amount on each anniversary of the Initial Redemption Date until the
               Redemption Price is 100% of the Principal Amount.

[Any other terms and conditions agreed to by such Agent and International Business Machines Corporation]

                                                        ABN AMRO FINANCIAL
                                                        SERVICES, INC.

                                                        By:
                                                           --------------------
                                                           Name:
                                                           Title:


ACCEPTED:

International Business Machines Corporation

By:
   ----------------------------------------
   Name:
   Title

                                    EXHIBIT D

                           FORM OF PRICING SUPPLEMENT


                                                      Registration No. 333-37034
                                                Filed Pursuant to Rule 424(b)(3)

                   International Business Machines Corporation

                                    IBM Notes

              With Maturities of 1 year or More from Date of Issue


This is a Pricing Supplement. It describes the Fixed Rate Notes being issued under the $1,000,000,000 Medium Note Program of International Business Machines Corporation. This document adds to, or 'supplements' the description of the Notes which are referred to in the accompanying Prospectus Supplement and Prospectus. This document provides specific pricing and other relevant information about the specific Notes we are issuing in this particular transaction. This Pricing Supplement also amends the terms and conditions of the Prospectus Supplement and Prospectus to the extent that the description of the Notes in this Pricing Supplement is different from the terms which have been set forth in the Prospectus Supplement and Prospectus.

Pricing Supplement No. __                                   Trade Date: __/__/__
(To Prospectus Supplement dated June 28, 2002)              Issue Date: __/__/__

The date of this Pricing Supplement is _______ __, ___

       CUSIP
         or
       Common          Principal        Interest          Maturity      Price to
        Code             Amount           Rate              Date         Public
    -----------        ---------        --------        -------------   --------

      Interest
      Payment
     Frequency      Survivor's   Subject to      Dates and terms of redemption
    (begin date)      Option     Redemption     (including the redemption price)
   --------------   ----------   ----------     --------------------------------

 Proceeds to      Discounts and
    Issuer        Commissions           Reallowance           Dealer
 -----------      -------------         -----------           ------

                                    EXHIBIT E

                    FORM OF MASTER SELECTED DEALER AGREEMENT


[Name of Broker-Dealer]
[Broker-Dealer's Address]


Dear Selected Dealer:

          In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

     1. APPLICABILITY OF THIS AGREEMENT. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("SECURITIES") pursuant to a registration statement filed under the Securities Act of 1933 (the "SECURITIES ACT"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein ABN AMRO Financial Services, Inc. ("AAFS") (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers ("SELECTED DEALERS") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "OFFERING". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("UNDERWRITERS"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

     2. CONDITIONS OF OFFERING; ACCEPTANCE AND PURCHASES. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("WRITTEN COMMUNICATION", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to ABN AMRO Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of ABN AMRO Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

     3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               a. REGISTERED OFFERINGS. In the case of any Offering of Securities that are registered under the Securities Act ("REGISTERED OFFERING"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the applicable rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

               b. OFFERINGS PURSUANT TO OFFERING CIRCULAR. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an "EXEMPTED SECURITIES OFFERING"), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

               c. OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "PUBLIC OFFERING PRICE", the "CONCESSION" and the "REALLOWANCE". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers. Inc. (the "NASD") and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.

               d. OVER-ALLOTMENT; STABILIZATION; UNSOLD ALLOTMENTS. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of
                    Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to
                    Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

               e. NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD, (ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD's interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision
                    (i) or (ii) of this sentence (a "BANK"). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

                    You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

                    You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

               f. RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

               g. BLUE SKY LAWS. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

               h. COMPLIANCE WITH LAW. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

               i. REGISTRATION OF THE SECURITIES. You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale. Neither the issuer of the Securities nor AAFS or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions. You further agree that you will take no action that will impose any obligations on the issuer of the Securities, AAFS, or any Selected Dealers or Underwriters. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. In the case of an Exempted Securities Offering, all references to "Prospectus" in this section shall be interpreted to mean "offering circular."

          4. INDEMNIFICATION. You agree to indemnify and hold harmless ABN AMRO Financial Services, Inc., the issuer of the Securities, each person, if any, who controls (within the meaning of either
               Section 15 of the Securities Act or Section 20 of the Exchange
               Act) ABN AMRO Financial Services, Inc. or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "LOSSES") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

               If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

          5. TERMINATION, SUPPLEMENTS AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated by Written Communication from you to AAFS or from AAFS to you. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

          6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

          7. GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.


               Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.


                                                  Very truly yours,

                                                  ABN AMRO FINANCIAL
                                                    SERVICES, INC.


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:


                                                  CONFIRMED:  ________ __, 200_


(NAME OF BROKER-DEALER)


By:
   -----------------------------------------
   Name:
   Title: